Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Diversified Financial Resources Corporation (the "Company") on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Elson Soto Jr., Chief Executive and Sole Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

I have reviewed this annual report on Form 10-KSB of Diversified Financial Resources Corporation and:

(a) The Annual Report on Form 10-KSB of the Company to which this certification is attached as an exhibit, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) The financial information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Elson Soto Jr.
Elson Soto Jr.
Chief Executive Officer
Chief Financial Officer

March 28, 2006